UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.
Public Offering
On August 13, 2020, OptiNose, Inc. (the “Company”) entered into an underwriting agreement (the "Underwriting Agreement") with Credit Suisse Securities (USA) LLC (the "Underwriter") in connection with a previously announced public offering (the "Offering") of 6,000,000 shares (the "Firm Shares") of the Company's common stock, $0.001 par value per share (the "Common Stock"). The Underwriter has agreed to purchase the Firm Shares from the Company at a price of $5.60 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 900,000 shares of Common Stock (the "Option Shares" and together with the Firm Shares, the "Shares") at the same price per share as the Firm Shares.
The net proceeds from the Offering, excluding any exercise by the Underwriter of its 30-day option to purchase any of the Option Shares, will be $33.6 million before offering expenses. The Company intends to use the proceeds from the Offering for working capital and general corporate purposes, including the commercialization of XHANCE, the clinical development of XHANCE for a follow-on indication for the treatment of chronic sinusitis and the clinical development of OPN-019 for the treatment of COVID-19.
The Offering is being made pursuant to a prospectus supplement dated August 13, 2020 and an accompanying prospectus dated November 8, 2018, pursuant to a Registration Statement on Form S-3 (No. 333-228122), which was initially filed by the Company with the Securities and Exchange Commission ("SEC") on November 1, 2018 and declared effective by the SEC on November 9, 2018.
The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and which is incorporated herein by reference.
Hogan Lovells US LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.
Amendment to Note Purchase Agreement
On August 13, 2020, the Company and its subsidiaries, OptiNose US, Inc. (the “Issuer”), OptiNose UK Limited (the “UK Guarantor”) and OptiNose AS (the “Norwegian Guarantor” and together with the Company and the UK Guarantor, the “Guarantors”), entered into an amendment (the “Amendment”) to that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated September 12, 2019, among the Issuer, the Guarantors, BioPharma Credit PLC, as collateral agent (the “Collateral Agent”), and the purchasers party thereto from time to time (the “Purchasers”).
Pursuant to the Amendment, the Issuer may elect to sell an additional tranche of an aggregate of $20.0 million of the Issuer's senior secured notes (the “Notes”) pursuant to the Note Purchase Agreement to Purchasers in the event the Company’s consolidated net sales for the fiscal quarter ending June 30, 2021 are at least $26.0 million and certain other conditions are satisfied. Upon the effectiveness of the Amendment, the Company will issue to the Purchasers shares of Common Stock having an aggregate value equal to $250,000 at a price per share of $5.60, the same price per share as the Firm Shares issued and sold to the Underwriter in the Offering. The effectiveness of the Amendment is contingent on receipt by the Company of at least $30.0 million in net proceeds from the sale of the Shares in the Offering.
The unpaid principal amount under the Notes would be due and payable on September 12, 2024 (the “Maturity Date”). The Notes would bear interest at a fixed per annum rate of 10.75%. The Issuer would be required to make quarterly interest payments on the 15th day of each of March, June, September and December (each, a “Payment Date”), until the Maturity Date. The Notes would require amortization payments in respect of the principal amount of the Notes, which amounts would be payable in 8 equal quarterly installments beginning on the first Payment Date following the 39-month anniversary of the effective date of the Note Purchase Agreement and continuing until the Maturity Date; provided that the Issuer may, at its election and upon achieving certain trailing four-quarter consolidated XHANCE net sales and royalties, postpone any such amortization payment until the Maturity Date.

Subject to certain exceptions, the Issuer would be required to repay the Notes in full upon the occurrence of a change of control. In addition, the Issuer may make voluntary prepayments of the Notes, in whole or in part. All mandatory and voluntary prepayments of the Notes would be subject to the payment of prepayment premiums as follows: (i) if prepayment occurs prior to September 12, 2022, an amount equal to 2% of the principal prepaid, (ii) if prepayment occurs on or after September 12, 2022 but prior to September 12, 2023, an amount equal to 1% of the principal prepaid, and (iii) if prepayment occurs on or after September 12, 2023, no prepayment premium is required. Additionally, the Issuer would also required to pay a make-whole amount in respect of any principal payments (whether mandatory, voluntary or at maturity) made prior to the 30-month anniversary of the issuance of the Notes, in an amount equal to the interest that would have accrued in respect of the Notes but for such principal payment.
For additional information regarding the Note Purchase Agreement, please see the Forms 8-K filed by the Company with the SEC on September 12, 2019 and February 18, 2020.
The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 8.01 Other Events.

On August 14, 2020, the Company issued a press release announcing the pricing of the Offering on August 13, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 13, 2020, by and between OptiNose, Inc. and Credit Suisse Securities (USA) LLC.
5.1	Opinion of Hogan Lovells US LLP.
10.1
Amendment Letter to the Note Purchase Agreement, dated September 12, 2019, among OptiNose US, Inc., OptiNose, Inc., OptiNose UK Limited and OptiNose AS, BioPharma Credit PLC, as collateral agent and the purchasers from time to time party thereto.

23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1).
99.1	Press Release issued by OptiNose, Inc., dated August 14, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Keith A. Goldan
Keith A. Goldan
Chief Financial Officer
Date: August 17, 2020